EXHIBIT 10.65

AMENDMENT TO SERIES D CONVERTIBLE STOCK PURCHASE AGREEMENT

This Amendment, dated as of August 29, 2008 (the “Amendment”), is to that certain Series D Convertible Stock Purchase Agreement, which was dated as of June 13, 2007, by and among BPO Management Services, Inc. (the “Company”), and the purchasers listed on Exhibit A thereto (the “Purchasers”).  The Company and the Purchasers are, together, the “Parties.”

RECITALS

WHEREAS, the Parties entered into that certain Series D Convertible Preferred Stock Purchase Agreement, dated June 13, 2007 (the “Stock Purchase Agreement”), pursuant to which the Purchasers purchased shares of the Company’s Series D Convertible Preferred Stock and warrants to purchase shares of the Company’s Series D-2 Convertible Preferred Stock and Common Stock;

WHEREAS, subsequent to the Closing (as that term is defined in the Stock Purchase Agreement), certain of the Warrants (as that term is defined in the Stock Purchase Agreement) were exercised by certain of the Purchasers;

WHEREAS, subsequent to the Closing, certain of the provisions of the Warrants were amended in the manners provided therein, certain of which amendments included an approval of the Warrant Exchange (as that term is defined hereinbelow);

WHEREAS, subsequent to the Closing, certain provisions of the Company’s Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock and Certificate of Designation of the Relative Rights and Preferences of the Series D-2 Convertible Preferred Stock (collectively, the “D and D-2 Preferred Stock Designations”) were amended in the manner provided therein and in the Stock Purchase Agreement;

WHEREAS, the Company has requested that certain provisions of the Stock Purchase Agreement be amended in the manner set forth hereinbelow and those Purchasers executing this Amendment have been willing so to amend the Stock Purchase Agreement;

WHEREAS, in order to simplify its capital structure, the Company previously decided to offer the Purchasers the opportunity to exchange all of their then-outstanding Series A Warrants to Purchase Shares of Common Stock of the Company, Series B Warrants to Purchase Shares of Common Stock of the Company, and of the Series D Warrants to Purchase Shares of Common Stock of the Company if such Series D Warrants have a warrant price of $1.10 per share for shares of a to-be-designated series of the Company’s preferred stock (the “Warrant Exchange”), which shares of such series of preferred stock will be convertible into shares of the Company’s common stock and have such other rights as will be agreed upon among the Company and the Purchasers and specified in the certificate of designation of rights for such series;

WHEREAS, the Warrant Exchange was previously approved by the Purchasers;

WHEREAS, in furtherance of the Warrant Exchange, the Company has decided to offer the Purchasers and their permitted assigns the opportunity (the form of which is attached hereto as Exhibit WE) to exchange all of their outstanding Series A Warrants to Purchase Shares of Common Stock of the Company, Series B Warrants to Purchase Shares of Common Stock of the Company, and Series D Warrants to Purchase Shares of Common Stock of the Company (if such Series D Warrants have a warrant price of $1.10 per share) for shares of its Series F Convertible Preferred Stock (the form of which Certificate of Designation of the Relative Rights and Preferences of the Series F Convertible Preferred Stock is attached hereto as Exhibit F) and those Purchasers (including their permitted assigns) who have executed this Amendment have agreed to participate in the Warrant Exchange;

WHEREAS, this Amendment shall be deemed to have been executed by the Company and those Purchasers (including their permitted assigns) whose signatures appear hereinbelow immediately prior to the closing of the Warrant Exchange;

WHEREAS, this Amendment shall be deemed to incorporate by reference any requisite amendments to the Warrants and consents to the D and D-2 Preferred Stock Designations, such that no rights of any of the Purchasers herein or therein and no obligations of the Company herein or therein shall be deemed to have been triggered, or to have been given rise to such triggering, by the transactions contemplated hereby or by the Warrant Exchange;

WHEREAS, the Company and the Purchasers and their permitted assigns whose signatures appear hereinbelow desire to amend Section 9.15 of the Stock Purchase Agreement to increase the number of shares of the Company’s common stock underlying permitted options;

NOW, THEREFORE, in consideration of the promises and covenants made herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
AMENDMENT

1.           Amendment to Section9.15 of the Stock Purchase Agreement.

1.1           Section 9.15 – 2007 Stock Incentive Plan.  Certain changes shall be made to Section 9.15, as follows:

“Remove ‘Four Million Six Hundred Thousand [sic] (4,666,667)’ and in its stead insert ‘Twelve Million Three Hundred Sixty-six Thousand Six Hundred Sixty-seven (12,366,667)’; remove ‘Two Million Three Hundred Thousand [sic] (2,333,334)’ and in its stead insert ‘Eight Million Three Hundred Thirty-three Thousand Three Hundred Thirty-four (8,333,334).’”

1.2           Broad Interpretation.  In addition to the specific amendments made to the text of the Stock Purchase Agreement set as forth herein, it is the intention of the Company and those Purchasers (including their permitted assigns) whose signatures appear hereinbelow that this Amendment be broadly interpreted and construed so that in no event shall any actions taken by the Company in connection herewith or the Warrant Exchange be deemed to trigger, or give rise to the triggering of, any rights of any of the Purchasers or any obligations of the Company in the Stock Purchaser Agreement or herein or in any of the Warrants or in the D and D-2 Preferred Stock Designations.

1.3           Effectiveness of Amendment.  The foregoing amendments shall be effective and binding upon the Purchasers and their respective successors and assigns independently of whether the Purchasers (and their permitted assigns) execute and deliver this Amendment to the Company in the event that this document amends the Stock Purchase Agreement in the manner provided for therein.

ARTICLE 2
MISCELLANEOUS PROVISIONS

2.           Miscellaneous Provisions.

2.1           No Further Amendments.  Except as amended by this Amendment and as required for conformity to the previous amendments to the Warrants and to the previous consents of the Purchasers, the Stock Purchase Agreement remains unmodified and in full force and effect.  In the event of any inconsistency between the provisions of the Stock Purchase Agreement, the Warrants (as previously amended), and the provisions of this Amendment, the provisions of this Amendment shall prevail.  This Amendment may only be modified or amended by a written agreement in the manner set provided by the Stock Purchase Agreement.

2.2           Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same instrument.  Facsimiles or portable document files transmitted by e-mail containing original signatures shall be deemed for all purposes to be originally signed copies of the documents which are the subject of such facsimiles or files.

2.3           Binding on Successors. This Amendment shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the Parties.

2.4           Entire Agreement.  The Stock Purchase Agreement, as amended hereby, the Warrants, as previously amended, the D and D-2 Preferred Stock Designations, as previously amended, the Certificate of Designation of the Relative Rights and Preferences of the Series F Convertible Preferred Stock, and the Warrant Exchange Agreement collectively contain the entire understanding among the Parties and supersede any prior written or oral agreements among them respecting the subject matter contained herein.  There are no representations, agreements, arrangements or understandings, oral or written, among the Parties relating to the subject matter hereof that are not fully expressed herein and therein.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have executed or have caused a duly authorized officer to execute this Amendment all effective as of the day and year first above written.

THE COMPANY:

BPO MANAGEMENT SERVICES, INC.,
a Delaware corporation

By:	/s/ Patrick A. Dolan
Name:	Patrick A. Dolan
Its:	Chief Executive Officer

THE PURCHASERS:

The undersigned hereby consents to the amendment set forth herein.

VISION OPPORTUNITY MASTER FUND, LTD.

By:	/s/ Adam Benowitz
Name:	Adam Benowitz
Its:	Director

RENAISSANCE CAPITAL GROWTH & INCOME FUND III, INC.

By:	/s/ Russell Cleveland
Russell Cleveland President

RENAISSANCE US GROWTH INVESTMENT TRUST PLC

By:	/s/ Russell Cleveland
Russell Cleveland President

US SPECIAL OPPORTUNITIES TRUST PLC

By:	/s/ Russell Cleveland
Russell Cleveland President

PREMIER RENN US EMERGING GROWTH FUND LTD.

By:	/s/ Russell Cleveland
Russell Cleveland President

BRIDGEPOINTE MASTER FUND LTD.

By:
Name: Title:

HELLER CAPITAL INVESTMENTS LLC

By:	/s/ Russell Cleveland
Name: Title: